     As filed with the Securities and Exchange Commission on August 13, 2004

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 PERRIGO COMPANY
             (Exact name of registrant as specified in its charter)

             Michigan                                         38-2799573
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                               515 Eastern Avenue
                             Allegan, Michigan 49010
                            Telephone: (269) 673-8451

     (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                  PERRIGO COMPANY 2003 LONG-TERM INCENTIVE PLAN
   (formerly the Perrigo Company Employee Stock Option Plan, the Non-Qualified
                    Stock Option Plan for Directors and the
                     Restricted Stock Plan for Directors II)
                            (Full title of the plan)

                                 Todd W. Kingma
                       Vice President and General Counsel
                                 Perrigo Company
                               515 Eastern Avenue
                             Allegan, Michigan 49010
                            Telephone: (269) 686-1941
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             George C. McKann, Esq.
                          Gardner, Carton & Douglas LLP
                         191 N. Wacker Drive, Suite 3700
                             Chicago, Illinois 60606

                                               CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
           Title of Securities                Amount to be       Proposed Maximum            Proposed Maximum           Amount of
            to be Registered                   Registered    Offering Price Per Share    Aggregate Offering Price   Registration Fee
            ----------------                   ----------    ------------------------    ------------------------   ----------------
Common Stock (without par value) (1)(2)

   - Reserved and not subject to awards
     outstanding under the Plan                 4,250,018           $17.68 (3)                $75,140,318                $9,520

   - Issuable pursuant to awards
     outstanding under the Plan                    96,424           $15.03 (4)                $ 1,449,253                $  184

         Total                                  4,346,442                                     $76,589,571                $9,704
                                                =========                                     ===========                ======
------------------------------------------------------------------------------------------------------------------------------------


(1) Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the Plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. ss. 230.416.

(2) Includes associated rights ("Rights") to purchase Series A Junior Participating Preferred Stock of the Registrant that will not be exercisable or evidenced separately from the Common Stock of the Registrant prior to the occurrence of certain events.

(3) Estimated in accordance with Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the Nasdaq National Market on August 10, 2004.

(4) In accordance with Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the weighted average exercise price of $15.03 per share.

                                 PERRIGO COMPANY

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 26, 2004;

         2. The description of Registrant's capital stock contained in its Registration Statements pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating any such descriptions.

         In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 209 of the Michigan Business Corporation Act (the "MBCA") permits a corporation to include in its Articles of Incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for money damages for breach of the director's fiduciary duty, except: (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) for a violation of Section 551(1) of the MBCA, which includes, among other things, the improper payment of a dividend; or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's Articles of Incorporation limit the liability of directors to the full extent permitted by Section 209 of the MBCA.

         Section 561 of the MBCA provides that a corporation may indemnify an officer or director against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed legal action, suit or proceeding (other than an action by or in the right of the corporation) in which he is involved by reason of his relationship with the corporation, provided (unless otherwise ordered by a court) that a determination has been made that he acted in good faith and in a manner that he reasonably believed to be in the best interests of the corporation. Such determination must be made by: (i) a majority vote of a quorum composed of directors not parties or threatened to be made parties to the action, suit or proceeding; provided, however, that if such quorum cannot be obtained, then by a majority vote of a committee duly designated by the board and consisting of two or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding; or
(ii) independent directors who are not parties or threatened to be made parties to the action, suit or proceeding. However, if the legal action, suit or proceeding involving him is by or in the name of the corporation, Section 562 of the MBCA restricts the foregoing right of indemnification to expenses and amounts paid in settlement actually and reasonably incurred and provides that he not be indemnified for amounts as to which he has been adjudged liable to the corporation unless the court conducting the proceeding or another court of competent jurisdiction otherwise determines. To the extent that an officer or director is successful on the merits or otherwise in any legal action, suit or proceeding, Section 563 of the MBCA provides that he shall be indemnified against all actual and reasonable expenses incurred by him in connection with that legal action, suit or proceeding. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify officers and directors to the full extent permitted by law. In certain circumstances, the MBCA permits advances to cover such expenses before a final determination that indemnification is permissible or required upon receipt of an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he has not met the applicable standard of conduct.

         Indemnification under the MBCA is not exclusive of other rights to indemnification to which a person may be entitled under the Registrant's Articles of Incorporation, Bylaws or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director or executive officer.

         The Registrant has a policy of directors' liability insurance, which insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit Number    Description of Document

         4.1 Amended and Restated Articles of Incorporation of Registrant, incorporated herein by reference from Amendment No. 2 to Registration Statement No. 33-43834 filed on September 23, 1993

         4.2 Restated Bylaws of Registrant, dated April 10, 1996, as amended, incorporated by reference from Registrant's Form 10-K filed on September 6, 2000

         4.3 Shareholders' Rights Plan, incorporated by reference from Registrant's Form 8-K filed on April 10, 1996

         4.4 Perrigo Company 2003 Long-Term Incentive Plan, as amended, incorporated by reference from the Registrant's Proxy Statement for its 2003 Annual Meeting of Shareholders filed on September 26, 2003

         5.1* Opinion of John R. Nichols, Legal Department of Registrant, regarding legality of securities

         23.1*    Consent of BDO Seidman, LLP

         23.2* Consent of John R. Nichols, Legal Department of Registrant (included in exhibit 5.1)

         24.1*    Powers of Attorney (included on signature page)


------------------
* Filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allegan, State of Michigan, on this 13th day of August, 2004.

                                          PERRIGO COMPANY


                                          By:     /s/ Douglas R. Schrank
                                               ---------------------------------
                                                  Douglas R. Schrank
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David T. Gibbons, Douglas R. Schrank or Todd W. Kingma, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 13th day of August, 2004.



         /s/  David T. Gibbons                      /s/ Douglas R. Schrank
-----------------------------------------    -----------------------------------
             David T. Gibbons                         Douglas R. Schrank
          Chairman of the Board,                 Executive Vice President and
  President and Chief Executive Officer             Chief Financial Officer



       /s/  Michael J. Jandernoa
-----------------------------------------    -----------------------------------
           Michael J. Jandernoa                          Gary M. Cohen
                  Director                                  Director


       /s/  Peter R. Formanek                      /s/  Larry D. Fredricks
-----------------------------------------    -----------------------------------
            Peter R. Formanek                          Larry D. Fredricks
                Director                                      Director


       /s/  Gary K. Kunkle, Jr.                      /s/  Laurie Brlas
-----------------------------------------    -----------------------------------
           Gary K. Kunkle, Jr.                            Laurie Brlas
                Director                                    Director


       /s/  Herman Morris, Jr.                     /s/  Judith A. Hemberger
-----------------------------------------    -----------------------------------
           Herman Morris, Jr.                         Judith A. Hemberger
                Director                                    Director

                                INDEX TO EXHIBITS


Exhibit
Number         Description of Document
-------        -----------------------

 4.1 Amended and Restated Articles of Incorporation of Registrant, incorporated herein by reference from Amendment No. 2 to Registration Statement No. 33-43834 filed on September 23, 1993

 4.2 Restated Bylaws of Registrant, dated April 10, 1996, as amended, incorporated by reference from Registrant's Form 10-K filed on September 6, 2000

 4.3 Shareholders' Rights Plan, incorporated by reference from Registrant's Form 8-K filed on April 10, 1996

 4.4 Perrigo Company 2003 Long-Term Incentive Plan, as amended, incorporated by reference from the Registrant's Proxy
               Statement for its 2003 Annual Meeting of Shareholders filed on September 26, 2003

 5.1* Opinion of John R. Nichols, Legal Department of Registrant, regarding legality of securities

 23.1*         Consent of BDO Seidman, LLP

 23.2*         Consent of John R. Nichols, Legal Department of Registrant
               (included in exhibit 5.1)

 24.1*         Powers of Attorney (included on signature page)



------------------
*Filed herewith